                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  September 15, 1999
                                                   ------------------



                                N'TANDEM TRUST
         -------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



       CALIFORNIA                  0-21470                    33-610944499
------------------------------    -----------              ------------------
(State of other jurisdiction      (Commission                (IRS Employer
of incorporation)                 File Number)             Identification No.)


6160 SOUTH SYRACUSE WAY, GREENWOOD VILLAGE, COLORADO              80111
--------------------------------------------------------------------------------
      (Address of principal executive offices)                 (Zip Code)


                                (303) 741-3707
  --------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 2:  Acquisition or Disposition of Assets
         ------------------------------------

         On September 15, 1999, N'Tandem Trust, a California business trust (the "Trust"), through its limited partnership subsidiary, N'Tandem Properties, L.P., acquired Aztec Village, a manufactured home community containing 163 homesites located in Albuquerque, New Mexico, and The Village Park, a manufactured home community containing 180 homesites located in Albuquerque, New Mexico (together, the "Acquired Properties"), from Rio Grande Investors, LLC, a New Mexico limited liability company, Dale Allen Batinovich, as Trustee of the Dale Allen Batinovich Trust dtd 4/13/90, Maureen C. Jones, as Trustee of the Maureen C. Jones Trust dtd 10/10/90, Howard W. Jones, as Trustee of the Howard W. Jones Trust dtd 3/14/90 and John W. Wallace, as Trustee of the Wallace Family 1995 Revocable Trust (collectively, the "Sellers") pursuant to a Real Property Purchase Agreement. The terms of the Real Property Purchase Agreement were determined through arms-length negotiations between the Sellers and CP Limited Partnership, a subsidiary of Chateau Communities, Inc., a publicly-held real estate investment trust which currently holds 9.8% of the Trust's outstanding common shares of beneficial interest ("Chateau"). Pursuant to an Assignment and Purchase Agreement between N'Tandem Properties, L.P. and Chateau, N'Tandem Properties, L.P. was assigned the right to purchase the Acquired Properties.

         The purchase price for the Acquired Properties was $11,250,000, of which $4,314,400 was borrowed from Chateau pursuant to a note entered into between the parties. This note bears interest at 1% per annum above the prime rate established by Bank One, N.A. Additionally, the Trust assumed two promissory notes in the amounts of $3,199,300 and $3,590,100, payable to Anchor National Life Insurance Company. The notes bear interest at 8.69% per annum and are due October 1, 2003. The notes are cross-collateralized by the real property.

         In determining the purchase price paid for the Acquired Properties, the purchaser considered, among other things, the historical and expected cash flow from the Acquired Properties, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the Acquired Properties, the potential to increase its cash flow and other factors. The purchaser also considered the capitalization rates of recently sold manufactured home communities in the same geographic area as the Acquired Properties. No independent appraisals were preformed in connection with the acquisition of the Acquired Properties.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a)  Financial Statements:

              As of the date of this report, it is impracticable for the Trust to file the required financial statements with respect to the Acquired Properties. Accordingly, such required financial statements will be filed as soon as they are available, but in no event later than 60 days after the date on which this report must be filed.

         (b)  Pro Forma Financial Information:

              As of the date of this report, it is impracticable for the Trust to file the required pro forma financial information with respect to the Acquired Properties. Accordingly, such required pro forma financial information will be filed as soon as it is available, but in no event later than 60 days after the date on which this report must be filed.



         (c)  Exhibits:

              Real Property Purchase Agreement dated May 10, 1999, by and between Rio Grande Investors, LLC, Dale Allen Batinovich, as Trustee of the Dale Allen Batinovich Trust dtd 4/13/90, Maureen C. Jones, as Trustee of the Maureen C. Jones Trust dtd 10/10/90, Howard W. Jones, as Trustee of the Howard W. Jones Trust dtd 3/14/90 and John W. Wallace, as Trustee of the Wallace Family 1995 Revocable Trust and CP Limited Partnership.

              First Amendment to Real Property Purchase Agreement dated June 18, 1999 by and between N'Tandem Properties, L.P. and Rio Grande Investors, LLC, Dale Allen Batinovich, as Trustee of the Dale Allen Batinovich Trust dtd 4/13/90, Maureen C. Jones, as Trustee of the Maureen C. Jones Trust dtd 10/10/90, Howard W. Jones, as Trustee of the Howard W. Jones Trust dtd 3/14/90 and John W. Wallace, as Trustee of the Wallace Family 1995 Revocable Trust.

              Assignment of Purchase Agreement dated May 19, 1999 by and between N'Tandem Properties, L.P. and Chateau Communities, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      N'TANDEM TRUST



Dated:  September 27, 1999                            By: /s/Gary P. McDaniel
                                                          -------------------
                                                          Gary P. McDaniel
                                                          Trustee